INDEPENDENT CONTRACTOR AGREEMENT

THIS INDEPENDENT CONTRACTOR AGREEMENT (the “Agreement”) is made and entered into as of the 22th day of April 2021 (the “Effective Date”), by and between Rapid Therapeutic Science Laboratories, Inc., a Nevada for profit company (the “Company”) and We the 23, LLC, a Texas Limited Liability Company, whose managing member is Charles L. Powell, M.D., an individual, a Texas resident and a license physician in the state of Texas (collectively the “Contractor”), each of which may be collectively referred to herein as the “Parties,” and individually as a “Party.”

W I T N E S E T H:

WHEREAS, Company is a manufacturer of certain aerosol products;

WHEREAS, Company desires to hire Contractor to provide the Services (as defined below); and

WHEREAS, Contractor desires to accept independent contractor Services under the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.  DEFINITIONS

In addition to the other terms defined throughout this Agreement, the following terms shall have the meanings provided below:

1.1.  “Confidential Information” means information of a Party, to the extent not considered a Trade Secret under applicable law, that (i) relates to the business of the Parties, (ii) possesses an element of value to the Parties, (iii) is not generally known to the public, and (iv) would damage a Party if disclosed. Confidential Information shall not include any information that (i) is or becomes generally available to the public other than as a result of an unauthorized disclosure, (ii) has been independently developed and disclosed by others without violating this Agreement or the legal rights of any party or person, or (iii) otherwise enters the public domain through lawful means. Confidential Information includes Trade Secrets as defined under the Texas Trade Secrets Act at Tex. Civ. Prac. & Rem Code §134A.002. Any breach of this clause will result in damages for Misappropriation under the Act.

1.2.  “Restricted Period” means the time period during the Term of this Agreement and for two (2) year after the effective date of termination of this Agreement for any reason.

1.3.  “Services” means performing oversight and interpretation of clinical research including, but not limited to, obtaining informed consent of patients, implementation of study procedures, product dispensing, evaluations of patient compliance with study requirements, preparations of required study documents by principal investigator, Neal C. Lawrence, M.D. (or any substitute approved by the Company in writing), on the Company’s products under the direction of Charles L. Powell, M.D. (or any substitute approved by the Company in writing), with respect to Company products provided to Contractor, and shall also include the Contractor Responsibilities defined in Section 4.1.

Independent Contractor Agreement

2.  INDEPENDENT CONTRACTOR RELATIONSHIP

2.1.  Contractor. Subject to the terms and conditions herein, Company engages Contractor to oversee its clinical research as a clinical research center. Contractor accepts such engagement.

2.2.  Relationship of Parties. It is mutually understood and agreed that in performing the services, duties and obligations under this Agreement, Contractor is acting as an independent contractor and the Contractor shall at all times perform services as an independent contractor on behalf of Company pursuant to the terms of this Agreement. None of the provisions of this Agreement is intended to create, nor shall be deemed or construed to create any relationship between the Parties hereto other than that of independent contractors.

2.3.  Disclosure of Relationship. The identification of the Contractor is expected to be disclosed to the public as a medical “Consultant” to the Company at the direction of the Company’s Chief Executive Officer (“CEO”). At all times the Contractor and the CEO will mutually agree on any terminology or disclosure thereof before publication to the media or the public, provided that the Company will have the final say on such disclosure, consistent with its reporting requirements under the rules and regulations of the Securities and Exchange Commission.

2.4.  Tax Matters. All fees payable to Contractor hereunder shall be paid in full, without any withholding, deduction, or offset of any Federal, state, or local income taxes, employment taxes, or other withholdings, except to the extent Company reasonably determines that any such withholdings, deductions, or offsets are required by applicable law. Contractor hereby covenants and agrees that Contractor shall be solely responsible for all income taxes, payroll taxes, and other withholdings (both employer and employee portions) with respect to all fees paid by Company hereunder, and agrees to indemnify and hold Company harmless from and against any and all loss, liability, claim, cause of action, suit, fine, damage, judgment, cost or expense (including reasonable attorneys’ fees) arising out of or in connection with any tax liability or other tax obligations relating to payments made to Contractor pursuant to this Agreement, including, without limitation, any such taxes and withholdings imposed as a result of any claim or determination by any taxing authority or otherwise that Contractor is not an independent contractor with respect to the services performed hereunder.

3.  COMPENSATION

3.1.  Compensation. Company shall compensate Contractor for all Services that Contractor renders to Company during the Term of this Agreement as set forth in Exhibit A, attached hereto and incorporated herein by reference, as well as any Addendums (mutually signed by the Parties). The Parties agree that Exhibit A may be revised and updated by the Company to reflect new or additional services; however, such revision or update may neither diminish the compensation provided herein nor materially change the earn-out provisions unless such change is to the benefit of Contractor, and no such revisions or updates shall be effective unless set forth in writing and mutually executed by both Parties.

4.  DUTIES OF CONTRACTOR/CONSULTANT

4.1.  Role of Contractor. During the Term of this Agreement, Contractor shall use its best efforts to oversee pharmaceutical and device studies on Company’s provided products in a manner consistent with standard industry practices for medical formula and devices at the direction of Dr. Lawrence (or any substitute approved by the Company in writing) or as may be agreed between Dr. Lawrence (or any substitute approved by the Company in writing) and Contractor. Contractor shall be responsible for design of protocol, coordination with Accent Clinical Research Professionals, LLC (“Accent”) under their contract, oversight of any published works, preparation of full report on status of studies and results of studies, procurement of all data related to studies, at a minimum or as otherwise agreed between the

Independent Contractor Agreement

parties. Collectively the responsibilities of the Contractor set forth in this Section 4.1 shall be defined as the “Contractor Responsibilities”).

4.2.  Representations. Contractor and or its employees, contractors and/or agents shall not make any false or misleading representations to medical providers, retailers, wholesalers, pharmacies, or others regarding Company or the products that Company provides for testing; nor, shall Contractor make any representations, warranties or guarantees with respect to products the Company provides that are not consistent with Company’s documentation or literature describing its products or that found on its websites at www.nhaler.com, www.rxoid.com, or www.rtslco.com or other brands to be released in the future.

4.3.  No Authority to Bind Company. Contractor is not authorized to act as agent for Company and may not bind Company in any manner. Furthermore, Contractor warrants that neither he, nor any of his agents, employees, or members, will represent or appear to represent to any person, authority to bind Company to any arrangement or agreement.

4.4.  Use of Agents or Employees or Contractors by Contractor. Contractor acknowledges that he may use employees, agents, subcontractors or other parties to perform some or all of its services under this Agreement. Contractor also acknowledges he is legally and financially responsible for the actions or omissions of its agents, employees, or members that fall outside the direction provided by Contractor or Dr. Lawrence (or any replacement agreed to in writing by the Company).

4.5.  Plans and Reports. The Company may request that project plans, progress reports and a final results report be provided by Contractor on a monthly or other periodic basis. A final results report may be due, at Company’s request, at the conclusion of the Agreement and shall be submitted to the Company in a confidential written report at such time. The results report shall be in such form and setting forth such information and data as is reasonably requested by the Company.

5.  TERM AND TERMINATION OF AGREEMENT

5.1.  Term of Agreement. The term of this Agreement shall be for one (1) year from the Effective Date (the “Initial Term”), provided that this Agreement shall extend thereafter on a month-to-month basis, until either Party provides the other at least 30 days written notice of their intent to terminate this Agreement as discussed below in Section 5.2 (each month-to-month extension after the end of the Initial Term, a “Renewal Term”). The “Term” of this Agreement shall be from the Effective Date until the date this Agreement is terminated as provided in Section 5.2.

5.2.  Termination. This Agreement may be terminated as follows:

5.2.1.  Without Cause by Contractor. Contractor may terminate this Agreement by giving Company prior written notice pursuant to the notice provisions of Section 9.3.  Such termination shall be effective on the 30th day following the date of such notice. In addition, this Agreement is automatically terminated upon disability or death of Contractor.

5.2.2.  Without Cause by Company. Company may terminate this Agreement, with or without cause. Such termination shall be effective on the 30th day following the date of such notice (such date notice of termination is provided by the Company, the “Company Termination Date”). Notwithstanding such termination, the Contractor shall be paid the compensation due to Contractor hereunder after termination until the earlier of (a) one hundred eighty (180) days’ after the Company Termination Date; (b) the end of the Initial Term (if such notice to terminate is received by the Contractor prior to 30 days before the end of the Initial Term); and (c) the 30th day after such Company Termination

Independent Contractor Agreement

Date (if such Company Termination Date falls within 30 days of the end of the Initial Term or during any Renewal Term).

5.2.3. With Cause by the Company. The Company shall have the right to terminate this Agreement immediately in the event the Contractor breaches any term or condition of this Agreement, or is found to have breached any representation and warranty set forth herein, and such breach (if capable of being cured), is not cured within 10 days written notice thereof by the Company.

5.2.4.  Mutual Termination. This Agreement may be terminated at any time by mutual agreement in writing between Company and Contractor. Such termination under this Section 5.2.3 shall be effective on the date mutually agreed by Contractor and Company.

6.  COVENANTS

6.1.  Non-Disparagement. During the Term of this Agreement and upon the termination of the Agreement for any reason, neither Party will make any disparaging or defamatory statements, whether written or verbal, regarding the other Party, or any of said Party’s officers, members, employees, or owners,

6.2.  Proprietary Information. Contractor agrees to retain in confidence all information relating to Company, including, but not limited to, the Confidential Information and any of Company’ proprietary information, technical data, trade secrets, know-how, research, product plans, products, services, works of original authorship, photographs, negatives, digital images, software, computer programs, ideas, research, developments, inventions (whether or not patentable), processes, formulas, technology, designs, drawings, engineering, hardware configuration information, forecasts, strategies, marketing, finances or other business information (collectively, the “Proprietary Information”). Except as is reasonably necessary in the performance of Contractor’s obligations to Company, Contractor agrees not to use the Proprietary Information. All right, title and interest in and to the Proprietary Information will remain the exclusive property of Company. Nothing in this Agreement will be construed to grant Contractor any rights to or license under the Proprietary Information or under any related patent, patent application, trademark, copyright, know-how, or other intellectual property of Company.

6.3.  Nature of Proprietary Information. Contractor acknowledges and agrees that the Proprietary Information protected by this Agreement is of a special, unique, unusual, extraordinary and intellectual character that money damages would not be sufficient to avoid or compensate for the unauthorized use or disclosure of the Proprietary Information or the breach of the covenants herein; and that specific performance, injunctive relief, and other equitable relief would be appropriate to prevent any actual or threatened use or disclosure of the Proprietary Information or breach of the covenants herein. Contractor also acknowledges that the interests of Company in and to its Proprietary Information may be irreparably injured by disclosure of such Proprietary Information. The remedies stated above may be pursued in addition to any other remedies available at law or in equity for breach of this Agreement, and the Contractor agrees to waive any requirement for the securing or posting of any bond or other security in connection with such remedy. Should litigation be instituted to enforce any provision hereof, the prevailing Party will be entitled to recover all costs, including, without limitation, reasonable legal fees, cost of investigation and cost of settlement.

6.4.  Restrictive Covenants.

6.2.1. Acknowledgements.

6.2.1.1.  The Parties acknowledge that the restrictions contained in this Article 6 are reasonable and necessary to protect the legitimate business interests of the Parties.

Independent Contractor Agreement

6.2.1.2.  The Parties further acknowledge that: (i) each Party is in a position of trust and responsibility with access to Confidential Information and information concerning employees and business partners; and (ii) the Confidential Information, and the relationship between each Party and each of its employees and clients are valuable assets of the Parties and may not be used for any purpose other than furthering the services under this Agreement. This information is expressly protected under the CA.NDA and the Texas Trade Secrets Act.

7.  REPRESENTATIONS AND WARRANTIES

7.1.  Representations and Warranties of Contractor.

7.1.1.  Contractor represents and warrants to Company that (i) Contractor has the legal capacity to execute, deliver and perform this Agreement, (ii) this Agreement is a valid and binding agreement and is fully enforceable against Contractor, (iii) Contractor is not a party to any agreement that would prevent his entering into this Agreement or performing his obligations hereunder, (iv) any work product prepared or provided by Contractor shall not infringe the intellectual property or other rights of any third party, (v) Contractor’s performance of this Agreement will not breach any confidentiality or other agreement, with any former employer or other third party, to which Contractor is bound, (vi) in performing the Services, Contractor shall not make any unauthorized use of any confidential or proprietary information of any other person or entity, and (vii) Contractor has not previously granted, pledged, or made any other disposition to any person or entity, or any right, title or interest in or to any rights provided to the Company hereunder, and shall not make sure any disposition to any person or entity other than Company.

7.1.2.  In the accomplishment of the performance of such duties and responsibilities as are assigned to contractor under the terms of this Agreement, Contractor shall at all times conduct himself in a professional manner and shall conform to those standards of ethical conduct as are generally expected from those performing such services in the relevant business community. At all times during the Term of this Agreement as defined below, the Contractor shall use personal best efforts to fulfill his duties.

7.1.3.  Contractor will notify the Company immediately if, during the Term, he engages, or proposes to engage, in the performance of services for any competitor of Company, or any vendor to or customer of the Company. If Contractor performs services, whether as an employee or an independent contractor, for a competitor of Company during the Term of this Agreement, Company may terminate this Agreement immediately and without further obligation. Additionally, to avoid the appearance or existence of a conflict of interest, during the Term, Contractor must fully disclose in advance to Company the terms of any proposed or actual services for a vendor or customer of Company, and Company shall have the right in its sole discretion to disapprove the transaction on conflict-of-interest grounds, or alternatively to terminate this Agreement immediately and without further obligation to Contractor.

7.1.4.  Contractor agrees during the Term of this Agreement and thereafter to hold in confidence and not to directly or indirectly reveal, report, publish, disclose or transfer any of the Proprietary Information to any other person or entity, or utilize any of the Proprietary Information for any purpose, except in the course of services performed under this Agreement.

7.1.5.  Any information obtained as a result of the Services, may not be published, in whole or in part by Contractor without the prior written consent of Company.

7.1.6.  Contractor has, and is, acquiring the securities of the Company as described on Exhibit A (and issuable upon conversion thereof)(collectively, the “Stock”), for his or his own account, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that

Independent Contractor Agreement

term is used in Section 2(11) of the Securities Act of 1933, as amended (the “Securities Act”), in a manner which would require registration under the Securities Act or any state securities laws. Contractor can bear the economic risk of investment in the Stock, has knowledge and experience in financial business matters, is capable of bearing and managing the risk of investment in the Stock and is an “accredited investor” as defined in Regulation D under the Securities Act. Contractor recognizes that the Stock has not been registered under the Securities Act, nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Stock is registered under the Securities Act or unless an exemption from registration is available. Contractor has carefully considered and has, to the extent he believes such discussion necessary, discussed with his respective professional, legal, tax and financial advisors, the suitability of an investment in the Stock for his particular tax and financial situation and his respective advisers, if such advisors were deemed necessary, have determined that the Stock is a suitable investment for it. Contractor has not been offered the Stock by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to Contractor’s knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising. Contractor has had an opportunity to ask questions of and receive satisfactory answers from the Company, or persons acting on behalf of the Company, concerning the terms and conditions of the Stock and the Company, and all such questions have been answered to the full satisfaction of Contractor. Contractor is relying on its own investigation and evaluation of the Company and the Stock and not on any other information.

7.2.  Contractor shall at all times comply with all of the Company’s written policies and procedures, as enacted and updated from time to time with notice to Contractor, and all applicable rules and regulations of the Securities and Exchange Commission.

7.3.  Representations and Warranties of Company. Company represents and warrants to Contractor that (i) Company has the legal capacity to execute, deliver and perform this Agreement, (ii) this Agreement is a valid and binding agreement and is fully enforceable against Company, and (iii) Company is not a party to any agreement that would prevent it from entering into this Agreement or performing its obligations hereunder.

8. INDEMNIFICATION

8.1.  Indemnification. During the term of this Agreement, the Company agrees to fully and completely defend, indemnify and hold harmless Contractor from any and all claims other than those for Contractor’s own negligence or gross negligence and other than as resulting from Contractor’s breach of any term or condition of this Agreement or any breach of any representation of Contractor contained herein. At all times, Company shall maintain commercial insurance on the Services to be performed by Contractor.

9.  MISCELLANEOUS PROVISIONS

9.1.  Ownership of Work Product. During Contractor’s engagement with the Company, Contractor may develop or conceive, in whole or in part, alone or with others, plans, manuals, handbooks, inventions, discoveries, improvements, trade secrets, secret processes and any technology, know-how or intellectual property, which results from any work Contractor may do for or at the request of the Company (collectively, “Work Product”).  All such Work Product will be deemed “work for hire” in accordance with the U.S. Copyright Act and shall be the Company’s exclusive property, whether or not developed or made during business hours or with the use of the Company’s facilities, equipment, materials, or personnel. Contractor will promptly report all Work Product to the Company. Contractor will assist the Company as necessary in obtaining patents or other protections for such Work Product. Confidential Information Belongs to Company. All notes, data reference materials, memoranda,

Independent Contractor Agreement

documentation and records in any way incorporating or reflecting any of the Confidential Information shall belong exclusively to Company, and Contractor agrees to return the originals and all copies of such materials in his possession, custody or control to the Company upon request or upon termination or expiration of the Term of this Agreement.

9.2.  Contractor’s Use of Work. Contractor shall not at any time without Company’s prior written consent, except as required in the performance of Contractor’s responsibilities on behalf of Company, (i) reproduce, display, publish, perform, record, broadcast, transmit, distribute, modify, translate, combine with other information or materials, create derivative works based on, exploit commercially, disclose, or otherwise use the work product or results of the Services (collectively, the “Work”), in any manner or medium whatsoever; or (ii) disclose or publicize the terms of this Agreement.

9.3.  Notices. Any and all notices required hereunder shall be in writing, signed by the Party giving such notice, and shall be deemed to have been duly given or delivered if delivered personally or sent by recognized overnight delivery service, to the applicable address of the Party as set forth on the signature page hereof, or at such other address as the Party may have last designated by written notice to the other Party. The effective date of a notice shall be the date of personal delivery of such notice or, in the case of sending by overnight delivery service as provided above, shall be deemed to be on the date evidenced on the return receipt. Failure to accept a notice or designate a new address by a Party will not frustrate the effectiveness of such notice.

9.4.  Amendments. No provision of this Agreement may be altered, waived, modified or changed unless in writing, signed by the Parties hereto, and no alleged verbal agreements, modifications or understandings shall be enforceable.

9.5.  No Waiver. The failure of any Party hereto in any one or more instances to insist upon the performance of any of the terms and conditions of this Agreement, or to exercise any right or privilege conferred in this Agreement, or the waiver of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as thereafter waiving any such terms, covenants, conditions, rights, or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

9.6.  Entire Agreement. This Agreement, including all Addenda, which are hereby incorporated by reference, constitutes the entire agreement between the Parties concerning the subject matter of this Agreement. This Agreement supersedes any prior communications, agreements or understandings, whether oral or written, between the Parties relating to the subject matter of this Agreement. Other than terms of this Agreement, no other representation, promise or agreement has been made with Contractor to cause Contractor to sign this Agreement.

9.7.  Governing Law. This Agreement shall be governed and construed according to the laws of the State of Texas.

9.8.  Choice of Venue. Except as otherwise expressly provided in this Agreement (including, but not limited to Section 9.15, any action seeking to enforce any provision of, or based on any matter arising out of or in connection with this Agreement or to enforce any arbitration award rendered as provided herein, shall be brought in any state court located in the Counties of Dallas or Collin, State of Texas. Each Party hereto consents to the jurisdiction and venue of such court and hereby waives any objection that it may now or hereafter have to the personal jurisdiction and venue of such court and to any claim of inconvenient forum.

Independent Contractor Agreement

9.9.  Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, but it may not be assigned by either Party without the consent of the other.

9.10.  Headings. The section headings herein contained are for convenience of reference only and shall not be deemed to impart substantive meaning to any provision or condition of this Agreement.

9.11.  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.12.  Independent Enforcement. The covenants set forth in Article 6 of this Agreement shall be construed as agreements independent of any other agreements or any other provision in this Agreement, and the existence of any claim or cause of action by Contractor against Company, whether predicated on this Agreement or otherwise, regardless of who was at fault and regardless of any claims that Contractor or Company may have against the other, shall not constitute a defense to the enforcement by Company of the covenants set forth in Article 6. The Company shall not be barred from enforcing the restrictive covenants set forth in Article 6 by reason of any breach of any other part of this Amendment or any other agreement with Contractor.

9.13.  Compliance with Applicable Laws; Change of Applicable Law. The parties hereto shall comply with all applicable local, state and federal laws, rules, regulations and restrictions governing their obligations and responsibilities under this Agreement (collectively, the “Applicable Laws”). If any provision of this Agreement shall reasonably be determined by either Party to violate any Applicable Law or if a change in Applicable Laws occurs which, in the opinion of counsel to the applicable Party, clearly or materially affects the legality of this Agreement for any Party or for all parties, the Parties agree that, upon written notice, they will negotiate in good faith to amend this Agreement appropriately. If the Parties are unable to agree, following good faith diligently pursued negotiations on an amendment or revision to this Agreement that satisfactorily resolves the issues raised by such Party’s notice, then such Party shall have the right to terminate the Term upon three (3) months’ prior written notice to each other Party. If a non-material provision of this Agreement shall be determined to be invalid or unenforceable by any court of law for any reason, such provision shall be deemed modified to the extent necessary to make it enforceable and the remainder of this Agreement shall be unaffected thereby and shall remain in full force and effect.

9.14.  Savings Provision. If any term or provision of this Agreement, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

9.15.  ARBITRATION AGREEMENT: ANY AND ALL DISPUTES, CONTROVERSIES OR CLAIMS FOR DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY MATTER COVERED IN THIS AGREEMENT, OR ANY SUBSEQUENT AGREEMENT WITH THE CONTRACTOR RELATING TO ANY OF THE TERMS OF THIS AGREEMENT SHALL BE SUBMITTED TO BINDING ARBITRATION. THIS ALSO EXPRESSLY INCLUDES ANY ACTION BROUGHT BY ANY CONTRACTOR’S PATIENTS OR CLIENTS FOR ANY DAMAGE OF ANY KIND. THE PARTIES AGREE EITHER PARTY MAY INVOKE BINDING ARBITRATION AND SUCH INVOCATION IS IRREVOCABLE.

Independent Contractor Agreement

SUCH BINDING ARBITRATION SHALL ONLY BE INITIATED THROUGH STATE COURT IN DALLAS OR COLLIN COUNTY, TEXAS, AND/OR THE AMERICAN HEALTH LAWYERS ASSOCIATION (“AHLA”).

SUCH SELECTION OF FORUM, VENUE AND/OR RULES IN ANY COURT OF COMPETENT JURISDICTION IS AT THE SOLE DISCRETION OF THE COMPANY. THE ARBITRATION SHALL BE CONDUCTED BEFORE A SOLE ARBITRATOR AGREED UPON BY THE PARTIES. THE ARBITRATOR’S AUTHORITY SHALL BE LIMITED TO WHETHER OR NOT A PARTY BREACHED THE AGREEMENT, THE AMOUNT OF AN AWARD OF DAMAGES AS A RESULT OF THE BREACH AND/OR THE ISSUANCE OF AN INJUNCTION.

AT ALL TIMES THE ARBITRATOR SHALL HAVE THE RIGHT TO ISSUE TEMPORARY INJUNCTIONS THAT CAN BE ENFORCED BY A COURT OF COMPETENT JURISDICTION TO HALT ANY BREACH BEFORE ISSUANCE OF A FINAL AWARD. THE INTENT OF THIS IS TO PROTECT TRADE SECRETS FROM BEING USED WITHOUT COMPENSATION TO THE COMPANY.

IN ADDITION, IF THE CONTRACTOR HAS ACQUIRED ANY ASSETS, OF ANY NATURE, AS A RESULT OF ANY BREACH, THOSE ASSETS MAY BE FORFEITED TO THE COMPANY AS AN OFFSET OF DAMAGES. THIS AWARD SHALL BE CONSIDERED LIQUIDATED DAMAGES BY THE ARBITRATOR AND SHALL BE AN OFFSET AGAINST REASONABLE DAMAGES SO AS NOT TO CREATE A PENALTY.

THE ARBITRATOR SHALL NOT ALLOW ANY DISCOVERY OTHER THAN: 1) PRODUCTION OF BUSINESS AND FINANCIAL RECORDS WHICH EITHER SUPPORTS OR CONTRADICTS THE ALLEGED BREACH AND DAMAGES. SUCH PRODUCTION SHALL OCCUR AT LEAST 30 DAYS PRIOR TO THE FINAL ARBITRATION HEARING; AND 2) EACH PARTY MAY TAKE ONE DEPOSITION OF A PARTY AND ONE DEPOSITION OF A NON-PARTY.

FURTHER, THE ARBITRATION FINAL HEARING SHALL TAKE PLACE WITHIN 120 DAYS OF ANY DEMAND AND ANY AWARD SHALL ISSUE WITHIN 30 DAYS AFTER THE FINAL ARBITRATION HEARING. DEPARTURE FROM THIS PARAGRAPH BY AN ARBITRATOR SHALL CONSTITUTE AN ACT OUTSIDE THE POWER OF THE ARBITRATOR AND SHALL BE REVERSED OR RESUBMITTED FOR CORRECTION BY A COURT OF COMPETENT JURISDICTION.

[NOTE: VACATING AN AWARD IS DISCUSSED IN SECTION 171.088 OF THE CODE. THE ITEMS DESCRIBED IN THIS SECTION ARE NOT SUBJECT TO THE COURT’S JURISDICTION. I SUGGEST DELETION.

THE ARBITRATOR SHALL HAVE SOLE AUTHORITY TO DETERMINE THEIR OWN JURISDICTION.

ANY PREVAILING PARTY MAY SEEK ENFORCEMENT IN ANY COURT OF COMPETENT JURISDICTION. FAILURE TO SEEK ARBITRATION IS NOT A WAIVER OF ANY RIGHT BY THE COMPANY.

[Remainder of page left intentionally blank. Signature page follows.]

Independent Contractor Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

COMPANY:	CONTRACTOR:
Rapid Therapeutic Science Laboratories, Inc.	We the 23, LLC
/s/ Donal R. Schmidt, Jr.	/s/ Charles L. Powell, M.D.
Donal R. Schmidt, Jr.	Charles L. Powell, M.D.
Chief Executive Officer	Managing Member

CONTACT INFORMATION:

Accounting and Billing:
5580 Peterson Lane	Charles L. Powell, M.D.
Suite 200	127 Jellico Cir
Dallas, Texas 75220	South Lake, TX 76092

Independent Contractor Agreement

EXHIBIT A

In full and complete consideration for the acquisition from the Contractor for all the Work Product, Work, and all other information associated with the Services and Studies (as defined below), the Company agrees to pay the Contractor $10.

In full and complete consideration for all Services to be provided by Contractor under the Agreement, and for all representations, warranties and restrictions set forth therein, the Company and Contractor agree to the following compensation

•The issuance of 1,000,000 shares of series of a newly designated form of Series C Convertible Preferred Stock of the Company, in the form attached hereto as Exhibit A.1 (the “Series C Preferred Stock”), which provides the right to convert into shares of common stock of Company on a one-for one basis (subject to equitable adjustments for stock splits and stock dividends) after two years from the date earned, upon Successful (defined below) completion, as determined in the reasonable discretion of the Company (a Successful study), of each of the five studies (the “Studies”) which Contractor shall provide Services in connection with (up to 5,000,000 New Preferred Shares in total), which are being conducted by Accent, as follows:

(1)  anxiety;

(2)  depression;

(3)  ADHD;

(4)  insomnia; and

(5)  Arthritis or chronic pain.

•The Studies may be modified or substituted by mutual consent of the Parties in writing.

•“Successful” means that the study shows favorable therapeutic benefits accompanied with underlying supporting medical or pharmaceutical data which is of value to the Company.

•Upon the completion of the last of the Studies, the Contractor shall be issued an additional number of Series C Preferred Stock equal to 3,000,000 multiplied by a fraction, the numerator of which is the number of Successful Studies and the denominator of which is five (the “Bonus Shares”).

•In the event this Agreement is terminated prior to the end of the last of the Studies, the Contractor shall only be due shares of Series C Preferred Stock for each Successfully completed Study, as discussed above, shall not be eligible to earn any other Series C Preferred Stock for any uncompleted Studies and shall not be eligible for any Bonus Shares.

•Contractor’s ability to earn Series C Preferred Stock shall end upon the termination of this Agreement, and any unearned Series C Preferred Stock on the date of such termination shall be deemed forfeited and unearned.

•The sale of the shares of common stock issuable upon conversion of the Series C Preferred Stock shall be subject to the terms of a separate Trading Agreement entered into between the parties in connection with the entry into this Agreement.